    As filed with the Securities and Exchange Commission on October 6, 1997

                                                  Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           ---------------------------

                               LECROY CORPORATION
             (Exact name of registrant as specified in its charter)

             DELAWARE                                            13-2507777
  (State or other jurisdiction of                             (I.R.S. Employer
  incorporation or organization)                             Identification No.)

    700 CHESTNUT RIDGE ROAD, CHESTNUT RIDGE, NEW YORK 10977 (914) 425-2000 (Address and telephone number of registrant's principal executive offices)

             LUTZ P. HENCKELS, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               LECROY CORPORATION
                             700 CHESTNUT RIDGE ROAD
                         CHESTNUT RIDGE, NEW YORK 10977
                                 (914) 425-2000
            (Name, address, including zip code, and telephone number,
                  including area code, of agent for service and
                    registrant's principal executive offices)

                                    Copy to:
                             ROGER D. FELDMAN, ESQ.
                               BINGHAM DANA LLP
                              150 FEDERAL STREET
                           BOSTON, MASSACHUSETTS 02110
                                 (617) 951-8000

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

                           ---------------------------

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                             CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                         PROPOSED MAXIMUM     PROPOSED MAXIMUM
         TITLE OF SECURITIES              AMOUNT TO       OFFERING PRICE          AGGREGATE           AMOUNT OF
           TO BE REGISTERED             BE REGISTERED      PER SHARE (1)       OFFERING PRICE     REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value.........   95,181 shares         $41.625            $3,961,909             $1200
====================================================================================================================

(1) Calculated in accordance with Rule 457(c) based on the average of the high and low prices reported on the Nasdaq National Market on September 22, 1997.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

===============================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 Subject to Completion, dated October 6, 1997

                                   PROSPECTUS

                               LECROY CORPORATION

                                  95,181 Shares
                          Common Stock, $.01 Par Value

                              --------------------

This Prospectus of LeCroy Corporation, a Delaware corporation (the "Company" or "LeCroy"), relates to up to 95,181 shares (the "shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), being sold by certain stockholders of the Company (the "Selling Stockholders") for their own accounts. See "Selling Stockholders." The Company will not receive any proceeds from the sale of Shares by the Selling Stockholders. The Common Stock is traded on The Nasdaq Stock Market's National Market (the "Nasdaq National Market") under the symbol "LCRY." On October 3, 1997, the last reported sale price of the Common Stock on the Nasdaq National Market was $42.50 per share.

The Company will pay all of the expenses incident to the registration, offering and sale of the Shares to the public hereunder (other than commissions, fees and discounts of underwriters, brokers, dealers and agents), estimated to be $10,200.

All or a portion of the Shares may be disposed of by the Selling Stockholders hereunder from time to time in one or a combination of the following transactions: (a) transactions (which may involve block transactions) on the Nasdaq National Market, or otherwise, at market prices prevailing at the time of sale or at prices related to such prevailing market prices; or (b) privately negotiated transactions at negotiated prices, including underwritten offerings. The Selling Stockholders may effect such transactions by selling the Shares directly to purchasers or by selling the shares to or through underwriters, brokers or dealers, and such underwriters, brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Shares for whom such underwriters, brokers or dealers may act as agent, or to whom they sell as principal, or both (which compensation to a particular underwriter, broker or dealer might be in excess of customary commissions or be changed from time to time). The Selling Stockholders and the underwriters, brokers, dealers or agents who participate in a sale of the Shares may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act and the commissions paid or discounts allowed to any of the underwriters, brokers, dealers or agents in addition to any profits received on resale of the Shares if any of the underwriters, brokers, dealers or agents should purchase any Shares as a principal may be deemed to be underwriting discounts or commissions under the Securities Act. See "Plan of Distribution."

Certain of the underwriters, brokers, dealers or agents may have other business relationships with the Company and/or its affiliates in the ordinary course.

  THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS AND CAUTIONARY STATEMENT" ON PAGE 4.

                                   -----------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.

                                   -----------

No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this Prospectus or any Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither this Prospectus nor any Prospectus Supplement constitutes an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer in such jurisdiction. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sale made thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or thereof.

------------------------------------------------------------------------------------------------------------------------
                                                          Underwriting Discounts              Proceeds to Selling
                             Price to Public                  and Commissions                    Stockholders
------------------------------------------------------------------------------------------------------------------------
Per Share                          (l)                            (1)(2)                            (1)(2)
------------------------------------------------------------------------------------------------------------------------
Total                              (1)                            (1)(2)                            (1)(2)
------------------------------------------------------------------------------------------------------------------------

(1) The Selling Stockholders may from time to time effect the sale of the Shares at prices and at terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. Under the securities laws of certain states, the Shares may be sold in such states only through registered or licensed brokers or dealers. See "Plan of Distribution" and "Selling Stockholders."

(2) The Company has agreed to prepare and file this Prospectus and the related Registration Statement and supplements and amendments thereto required by the Securities Act with the Securities and Exchange Commission, and to deliver copies of the Prospectus to the Selling Stockholders. The expenses incurred in connection with the same, estimated at $10,200, will be borne by the Company. The Selling Stockholders and any broker-dealers, agents or underwriters who participate in a sale of the Shares may be deemed "underwriters" within the meaning of the Securities Act, and any commissions paid or discounts allowed to, and any profits received on resale of the Shares by, any of them may be deemed to be underwriting discounts or commissions under the Securities Act. See "Plan of Distribution." The Company will not be responsible for any discounts, concessions, commissions or other compensation due to any broker or dealer in connection with the sale of any of the shares offered hereby, which expenses will be borne by the Selling Stockholders.

IN CONNECTION WITH THIS OFFERING, CERTAIN UNDERWRITERS (AND SELLING GROUP MEMBERS) MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON STOCK ON NASDAQ IN ACCORDANCE WITH RULE 103 OF REGULATION M. SEE "PLAN OF DISTRIBUTION."

               The date of this Prospectus is __________ , 1997.

                             AVAILABLE INFORMATION

The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Company may be inspected and copies may be obtained (at prescribed rates) at public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Northwest Atrium Center, 500
W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511. In addition, electronically filed documents, including reports, proxy and information statements and other information regarding the Company, can be obtained from the Commission's Web site at: http://www.sec.gov. The Company's Common Stock is listed on the Nasdaq National Market, and reports, proxy statements and other information concerning the Company can also be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, D.C. 20006.

The Company has filed a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act with the Commission with respect to the Common Stock being offered pursuant to this Prospectus. As permitted by the rules and regulations of the Commission, this Prospectus omits certain of the information contained in the Registration Statement. For further information with respect to the Company and the Common Stock being offered pursuant to this Prospectus, reference is hereby made to such Registration Statement, including the exhibits filed as part thereof. Statements contained in this Prospectus concerning the provisions of certain documents filed with, or incorporated by reference in, the Registration Statement are not necessarily complete, each such statement being qualified in all respects by such reference. Copies of all or any part of the Registration Statement, including the documents incorporated by reference therein or exhibits thereto, may be obtained upon payment of the prescribed rates at the offices of the Commission set forth above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

There is incorporated herein by reference the Annual Report on Form 10-K of the Company for the Company's 1997 fiscal year filed with the Commission pursuant to
Section 13(a) of the Exchange Act.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document or portion thereof which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE INFORMATION THAT HAS BEEN INCORPORATED BY REFERENCE HEREIN (OTHER THAN EXHIBITS TO THE INFORMATION UNLESS SUCH EXHIBITS ARE INCORPORATED BY REFERENCE INTO THE INFORMATION THAT THE PROSPECTUS INCORPORATES). SUCH WRITTEN REQUESTS SHOULD BE ADDRESSED TO LeCROY CORPORATION,
ATTENTION: INVESTOR RELATIONS, 700 CHESTNUT RIDGE ROAD, CHESTNUT RIDGE, NEW YORK 10977. TELEPHONE REQUESTS MAY BE DIRECTED TO THE INVESTOR RELATIONS DEPARTMENT AT (914) 578-6021.

                     RISK FACTORS AND CAUTIONARY STATEMENT

An investment in the Shares being offered herein involves a high degree of risk. Prospective investors should consider carefully the risk factors contained in the Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 1997 (including without limitation those risks and uncertainties discussed in the section titled "Other factors which may affect future operations" of the Company's 1997 Annual Report to Stockholders as incorporated by reference in the Form 10-K), each of which are incorporated herein by reference, before purchasing the Shares offered hereby.

The documents incorporated by reference in this Prospectus contain, and additional statements issued by the Company from time to time in public filings or press releases or publicly made orally by officers of the Company with respect to the Company contain or may contain, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including without limitation those discussed in the sections referred to above of the Company's 1997 Annual Report to Stockholders. Such forward-looking statements speak only as of the date on which they are made, and the Company cautions readers not to place undue reliance on such statements.


                                  THE COMPANY

LeCroy Corporation develops, manufactures and sells signal analyzers, principally high-performance digital oscilloscopes and related products. Digital oscilloscopes capture electronic signals, convert them to digital form and perform sophisticated measurements and analyses. The Company's digital oscilloscope products are used by design engineers and researchers in a broad range of industries, including electronics, computers and communications.

The Company's first business objective is to become a leading supplier of high-performance digital oscilloscopes. The Company's second business objective is to participate in broader markets by the use, directly and through licensing and other arrangements with other manufacturers, of the Company's core acquisition technology in dedicated signal analyzers.

The Company will acquire, through its wholly-owned subsidiary, Preamble Acquisition Corp., a Delaware corporation ("Preamble Acquisition Corp."), substantially all of the assets of Preamble Instruments, Inc., an Oregon corporation ("Preamble") pursuant to the terms of an Asset Purchase Agreement, dated October 3, 1997. Pursuant to the terms of the Asset Purchase Agreement, the aggregate purchase price for the assets is $1,818,000, to be paid in the form of $411,000 in cash and 35,181 shares of the Company's Common Stock. In the event that on the closing date the market value of the 35,181 shares of Common Stock is less than $1,407,000 (any such difference, the "Deficiency"), the Company will pay additional consideration in cash in an amount equal to such Deficiency. The assets to be acquired include all tangible and intangible assets of Preamble including fixed assets, inventories, equipment, trade receivables, products and technology. The liabilities to be assumed by the Company include Preamble's obligations under it real property lease, certain equipment leases, certain third-party trade liabilities, and other accrued obligations pertaining to the acquired assets. The transaction will be accounted for as a purchase. The acquired assets will be held by Preamble Acquisition Corp. which will change its name to "Preamble Instruments, Inc." after the closing.

The Company was founded and incorporated in the State of New York in 1964 and reincorporated in the State of Delaware in 1995. The Company's principal executive offices are located at 700 Chestnut Ridge Road, Chestnut Ridge, New York 10977, and its phone number at that location is (914) 425-2000.

                             SELLING STOCKHOLDERS

The Selling Stockholders will acquire their shares of the Company Common Stock in a transaction exempt from the registration requirement of the Securities Act, in connection with an Asset Purchase Agreement, dated as of October 3, 1997, pursuant to which the Company, through its wholly-owned subsidiary, Preamble Acquisition Corp., will purchase substantially all of the assets of Preamble, in exchange for $411,000 in cash (the "Cash Consideration") and 35,181 shares of the Company's Common Stock (the "Stock Consideration"). The Cash Consideration will be used by Preamble to pay off certain liabilities. The Stock Consideration will be distributed to the Selling Stockholders by Preamble immediately after the closing. Under the terms of the Asset Purchase Agreement, certain of the Selling Stockholders employed by Preamble Acquisition Corp. after the closing, will be entitled to receive certain additional amounts based on the achievement of certain performance criteria ("Earn-out Amounts"). The maximum aggregate Earn-out Amount is $1,200,000. Any Earn-out Amounts accrued may be paid, at the option of Preamble Acquisition Corp., either by delivery of cash or cash equivalents or by delivery of additional shares of Company Common Stock with a market value equivalent to the value of the Earn-out Amount. Sixty thousand of the Shares to which this Prospectus relates are shares reserved by the Company for payment of any Earn-out Amounts which may accrue. Under the terms of the Asset Purchase Agreement, the Company has agreed to use its best efforts to file with the Securities and Exchange Commission a registration statement on Form S-3 with respect to the Common Stock comprising the Stock Consideration and an additional 60,000 shares of Common Stock to be held in reserve by the Parent for the purpose of paying of any Earn-out Amounts that accrue.

The term Selling Stockholders includes the holders listed below and the beneficial owners of the Shares and their transferees, pledgees, donees and other successors.

As of October 6, 1997, except as noted below, the Selling Stockholders held of record no shares of the Company's outstanding Common Stock. No Selling Shareholder has within the past three years held any position, office or had any other material relationship with the Company or its affiliates.

As of October 6, 1997 there were 6,854,003 shares of the Common Stock of the Company issued and outstanding.

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of October 6, 1997 and as adjusted to reflect the sale of all of the Common Stock offered hereby by the Selling Stockholders.

      Name of Selling             Shares Owned                                     Shares to be Owned
       Stockholders            Prior  to Offering       Shares Offered (1)           After Offering
--------------------------     ------------------       ------------------         ------------------
Alfred H. Schamel(2)                    0                      27,837                    0
Timothy W. Ruvo(3)                      0                      27,837                    0
John L. Addis(4)                        0                      13,916                    0
Angus J. McCamant(5)                    0                       2,621                    0
Robert E. Metzler                       0                       9,516                    0
Bruce E. Hofer                          0                       9,516                    0
Karl Evenson                            0                       3,938                    0

     (1) See "Plan of Distribution."
     (2) Includes 23,130 shares representing the estimated maximum number of shares that may be paid to Mr. Schamel in the event the full Earn-out Amount is earned and paid in shares of Common Stock.
     (3) Includes 23,130 shares representing the estimated maximum number of shares that may be paid to Mr. Ruvo in the event the full Earn-out Amount is earned and paid in shares of Common Stock.
     (4) Includes 11,562 shares representing the estimated maximum number of shares that may be paid to Mr. Addis in the event the full Earn-out Amount is earned and paid in shares of Common Stock.
     (5) Includes 2,178 shares representing the estimated maximum number of shares that may be paid to Mr. McCamant in the event the full Earn-out Amount is earned and paid in shares of Common Stock.

                             PLAN OF DISTRIBUTION

The sale or distribution of the Shares may be effected directly to purchasers by the Selling Stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on any exchange or in the over-the-counter market, (ii) in transactions otherwise than in the over-the-counter market or (iii) through the writing of options (whether such options are listed on an options exchange or otherwise) on, or settlement of short sales of, the Shares. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the Selling Stockholders or by agreement between the Selling Stockholders and underwriters, brokers, dealers or agents, or purchasers. The Selling Stockholders may effect such transactions by selling the Shares directly to purchasers or by selling shares to or through underwriters, brokers or dealers and such underwriters, brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Shares for whom such underwriters, brokers or dealers may act as agent, or to whom they sell as principal, or both (which compensation to a particular underwriter, broker or dealer might be in excess of customary commissions or be changed from time to time). The Selling Stockholders and any underwriters, brokers, dealers or agents who participate in a sale of the Shares may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act and the commissions paid or discounts allowed to any of such underwriters, brokers, dealers or agents in addition to any profits received on resale of the Shares if any of such underwriters, brokers, dealers or agents should purchase any Shares as a principal may be deemed to be underwriting discounts or commissions under the Securities Act.

Certain of any such underwriters, dealers, brokers or agents may have other business relationships with the Company and/or its affiliates in the ordinary course.

Under the securities laws of certain states, the Shares may be sold in such states only through registered or licensed brokers or dealers.

The Company will pay all of the expenses incident to the registration, offering and sale of the Shares to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. The Company has agreed to indemnify the Selling Stockholders and their officers, directors and controlling persons (within the meaning of the Securities Act) against certain liabilities, including liabilities under the Securities Act. The Company will not receive any of the proceeds from the sale of any of the Shares by the Selling Stockholders.

If all or a portion of the Shares are offered through an underwritten offering, the terms of such underwritten offering, including the initial public offering price, the names of the underwriters and the compensation, if any, of such underwriters, will be set forth in an accompanying Prospectus Supplement.

Until the distribution of the Shares is completed, rules of the Commission may limit the ability of any underwriters and any other person participating in the distribution of the Shares to bid for and purchase the Common Stock. As an exception to these rules, underwriters are permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock. If any underwriters create a short position in the Shares in connection with the offering, selling more Shares than are set forth on the cover page of this Prospectus, the underwriters may reduce that short position by purchasing shares of Common Stock in the open market. Purchases of the Common Stock for the purpose of stabilization or to reduce a short position could cause the price of the Common Stock to be higher than it might be in the absence of such purchases. In addition, rules of the Commission may limit the timing of purchases and sales of shares of Common Stock by the Selling Stockholders and any other such person. All of the foregoing may limit the marketability of the Shares and the ability of any underwriter, broker, dealer or agent to engage in market making activities.

                             CERTAIN LEGAL MATTERS

The validity of the offered Common Stock will be passed upon for the Company by Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts. Roger D. Feldman, a partner of Bingham Dana LLP, is an Assistant Secretary of the Company. As of October 6, 1997, Mr. Feldman held as trustee of certain trusts an aggregate of 119,751 shares of Common Stock. Mr. Feldman disclaims beneficial ownership of such shares. Brian Keeler, a partner of Bingham Dana LLP, is an Assistant Secretary of the Company.

                                    EXPERTS

The consolidated financial statements of LeCroy Corporation appearing in LeCroy's Annual Report (Form 10-K) for the year ended June 30, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

     Securities and Exchange Commission Registration Fee .....     $1,200
     Nasdaq National Market Fees .............................     $2,000
     Fees of Registrar and Transfer Agent ....................        500*
     Legal Fees and Expenses .................................     $2,000*
     Accounting Fees and Expenses ............................     $4,000*
     Miscellaneous ...........................................        500*
                                                                  -------
         Total ...............................................    $10,200
                                                                  =======
-----------
*  Estimates

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

The Amended and Restated By-Laws of the Company provide for indemnification of officers and directors of the Company and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

The Company has entered into indemnification agreements with its executive officers and directors, pursuant to which the Company has agreed to indemnify such persons to the fullest extent permitted by law, and providing for certain other protections.

The Company maintains insurance for the benefit of its directors and officers insuring such persons against certain liabilities, including liabilities under applicable securities laws.

ITEM 16. EXHIBITS.

         4.1 Specimen Certificate for Shares of the Registrant's Common Stock, par value $.01 per share, incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Reg. No. 33-95620).

         4.2 Asset Purchase Agreement, dated as of October 3, 1997, between the Registrant, the Selling Stockholders and Preamble.

         5    Opinion of Bingham Dana LLP, counsel to the Company.

         23.1 Consent of Bingham Dana LLP (included in Exhibit 5).

         23.2 Consent of independent auditors, Ernst & Young LLP.

         24   Power of Attorney (included on signature page).

ITEM 17. UNDERTAKINGS.

         (A) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (B) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (D) The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (E) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE VILLAGE OF CHESTNUT RIDGE, STATE OF NEW YORK, ON SEPTEMBER 29, 1997.

                                         LECROY CORPORATION


                                         By      /s/ LUTZ P. HENCKELS
                                            -------------------------------
                                                     LUTZ P. HENCKELS
                                         PRESIDENT AND CHIEF EXECUTIVE OFFICER


                               POWER OF ATTORNEY

         Each person whose signature appears below hereby appoints John C. Maag and Roger D. Feldman, and each of them singly, acting alone and without the other, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution in each of them, for him and his name, place and stead, and in any and all capacities, to do and perform any and all acts and to sign any and all amendments (including without limitation post-effective amendments) to this registration statement on Form S-3 and to file the same, with all exhibits thereto and other documents in connection therewith necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

         SIGNATURE                         CAPACITY(-IES)                              DATE
         ---------                         -------------                               ----
 /s/ WALTER O. LECROY, JR.
-----------------------------       Chairman of the Board of   Directors         September 29, 1997
     WALTER O. LECROY, JR.          and Director

 /s/ LUTZ P. HENCKELS
-----------------------------       President, Chief Executive   Officer         September 29, 1997
     LUTZ P. HENCKELS               and Director

 /s/ JOHN C. MAAG
-----------------------------       Vice President--Finance,                     September 29, 1997
     JOHN C. MAAG                   Chief Financial Officer,
                                    Secretary and Treasurer
                                    (Principal Financial and
                                    Accounting Officer)

 /s/ ROBERT E. ANDERSON
-----------------------------       Director                                     September 29, 1997
     ROBERT E. ANDERSON

 /s/ DOUGLAS A. KINGSLEY
-----------------------------       Director                                     September 29, 1997
     DOUGLAS A. KINGSLEY

